EXHIBIT 99.1

                                  UNIFLEX, INC.
                              383 West John Street
                           Hicksville, New York 11802



FOR IMMEDIATE RELEASE

Contact:   Robert Semel
           President
           (516) 997-7300

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        UNIFLEX, INC AND CARL MARKS & CO., INC. SIGN LETTER OF INTENT FOR
                                     MERGER

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                                  PRESS RELEASE

         Hicksville, NY -- November 17, 1998 -- Uniflex, Inc. (AMEX: UFX ) and CMCO, INC. ("Carl Marks") announced today that they have entered into a non-binding Letter of Intent with respect to the proposed acquisition of all of the outstanding shares of common stock and all the outstanding stock options of Uniflex by an acquisition entity to be formed by Carl Marks and its affiliates ("NEWCO"). There can be no assurance that a definitive agreement will be entered into or that any such transaction will be consummated.

         The transaction is subject to a number of conditions, including due diligence, the execution of a definitive agreement, the availability of financing arrangements and various regulatory and corporate approvals, including the approval of the shareholders of Uniflex. It is expected that the definitive agreement will be signed on or before February 15, 1999 and the transaction is anticipated to be consummated in the second quarter of 1999.


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         The  transaction  would take the form of a statutory  merger of Uniflex with NEWCO pursuant to which the holders of Uniflex's issued and outstanding common stock and stock options (exclusive of the shares of common stock exchanged or contributed as described below) would be entitled to receive an aggregate amount of approximately $33 million in cash or $7.57 per share of common stock and $4.90 per stock option based upon a weighted average exercise price of $2.67 per share. Prior to consummation of the merger, (i) Carl Marks and its affiliates who own shares of common stock of Uniflex on the date hereof shall be obligated to exchange or contribute all of their shares of common stock of Uniflex for equity capital of NEWCO, and (ii) certain officers, directors and affiliates of Uniflex shall exchange or contribute no less than 322,000 shares of common stock of Uniflex owned by them for equity capital of NEWCO.

         Dunn Johnston & Company, Inc. is acting as financial advisor to the special committee of the Board of Directors of Uniflex.

         Uniflex designs, manufactures and markets a growing line of specialty bags used for packaging, sales and advertising promotions, including general retail. Uniflex also manufactures an expanding line of patented medical products for use in hospitals, medical and dental laboratories and emergency care centers and the ULTRAVAULT(TM), tamper evident cash or document handling envelope. Detailed information about Uniflex products can be found on its World Wide Web page on the Internet at http://www.UFline.com. This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as

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amended,  which are intended to be covered by the safe harbors created  thereby.
Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, future action or inaction by the Board of Directors and shareholders of Uniflex with respect to the matters referred to in this press release and the ability of the Company to market and develop its products. Although Uniflex believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be
accurate.   In  light  of  the   significant   uncertainties   inherent  in  the
forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Uniflex or any other person that the objectives and plans of Uniflex will be achieved.


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